                                                                    Exhibit 99.1

                                                           EOC FEBRUARY 28, 2003



                      IN THE UNITED STATES BANKRUPTCY COURT

                      FOR THE NORTHERN DISTRICT OF ILLINOIS

                                EASTERN DIVISION



IN RE:                                           |      CHAPTER 11
                                                 |
HA-LO INDUSTRIES, INC., ET AL.,                  |      CASE NO. 02 B 12059
                                                 |      JOINTLY ADMINISTERED
                    DEBTORS AND                  |
                    DEBTORS-IN-POSSESSION.       |      HON. CAROL A. DOYLE
                                                 |
                                                 |      RELATED DOCKET NO.:
                                                 |      IL DKT. NO. 675

           ORDER (A) AUTHORIZING THE DEBTORS TO ENTER INTO A PURCHASE
           AGREEMENT FOR THE SALE OF SUBSTANTIALLY ALL ASSETS OF HA-LO
        INDUSTRIES, INC. AND LEE WAYNE CORPORATION, AND THE STOCK OF THE
           EUROPEAN SUBSIDIARIES, AND THE ASSUMPTION AND ASSIGNMENT OF
        CERTAIN EXECUTORY CONTRACTS AND LEASES; (B) ESTABLISHING NOTICE,
            BIDDING AND SALE PROCEDURES; AND (C) SETTING SALE HEARING
            ---------------------------------------------------------

         This matter coming to be heard on the Motion (the "SALE PROCEDURES MOTION")1 of Debtors and Debtors-in-Possession HA-LO Industries, Inc. ("HA-LO") and Lee Wayne Corporation ("LEE WAYNE," and collectively with HA-LO referred to herein as the "DEBTORS" or "SELLERS")2 for entry of an Order (A) Authorizing the Debtors to Enter Into a Purchase Agreement for the Sale of Substantially All Assets of HA-LO Industries, Inc. and Lee Wayne Corporation and the Stock of the European Subsidiaries, and the Assumption and Assignment of Certain Executory Contracts And Leases; (B) Establishing Notice, Bidding and Sale Procedures; and
(C) Setting Sale Hearing; it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334; it appearing that this proceeding is a core proceeding pursuant to 28 U.S.C. ss. 157(a); the Court having considered the Sale Procedures Motion, any

--------
1 Capitalized terms not defined herein shall have the meanings ascribed to them in the Sale Procedures Motion.

2 Debtor and Debtor-in-Possession Starbelly.com, Inc. ("Starbelly") is not a party to this Order and does not fall within the definitions of "Debtors" or "Sellers" as such terms are used herein.

objections filed thereto, the statements of counsel and any testimony or offer of proof as to testimony that may have been presented at the hearing; it appearing that the relief requested in the Sale Procedures Motion is in the best interests of the Debtors' bankruptcy estates, their creditors and other parties-in-interest; the Court having been fully apprised in the premises, and after due deliberation and cause appearing therefor;

         IT APPEARING TO THE COURT THAT:

         A. Notice of the Sale Procedures Motion was adequate and sufficient under the circumstances of these Chapter 11 cases, and such notice complied with all applicable requirements of 11 U.S.C. ss.ss. 102 and 363, Rules 2002, 6004, 6006, and 9014 of the Federal Rules of Bankruptcy Procedure, and any other provisions of Title 11 of the United States Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules.

         B. The Agreement attached hereto as Exhibit A (the "PURCHASE AGREEMENT") was entered into in good faith by the Sellers and HA-LO Promotions Acquisition Corp., a Delaware corporation, and HA-LO Holdings BV (collectively, the "BUYERS"), and is the result of an arms'-length negotiation between the parties, each represented by sophisticated legal counsel.

         C. The Sale Procedures attached hereto as Exhibit B (the "SALE PROCEDURES") are reasonable and appropriate under the circumstances of these Chapter 11 cases.

         D. The Sale Notice attached hereto as Exhibit C (the "SALE NOTICE") provides adequate notice concerning the proposed sale of the Assets and the proposed assumption and assignment of the executory contracts and unexpired leases identified in Schedule 1.1a of the Purchase Agreement.

         E. The form confidentiality agreement to be executed by potential bidders is attached hereto as Exhibit D.

         NOW, THEREFORE, IT IS HEREBY ORDERED AS FOLLOWS:

1. The relief requested in the Sale Procedures Motion is granted and approved.

2. The Debtors are hereby authorized to enter into and execute the Purchase Agreement and to perform such obligations under the Purchase Agreement which arise prior to the Sale Hearing (as defined below).

3. The Sale Procedures are, and each of them hereby is, approved in all respects, including, without limitation, the Breakup Fee of $540,000 payable as set forth in paragraph 11 of the Sale Procedures and the Expense Reimbursement of up to $520,000 payable as set forth in paragraph 12 of the Sale Procedures.

4. No other party submitting any other offer to purchase the Assets or a Qualified Bid, Qualified Overbid, Qualified Aggregate Bid or Qualified Aggregate Overbid shall be entitled to any expense reimbursement, breakup, or termination or similar fee or payment in connection with the sale process contemplated under these Sale Procedures.

5. The proposed sale of the Assets, the proposed assumption and assignment of the executory contracts and unexpired leases identified in Schedule 1.1a of the Agreement, the Auction (as defined below) and the Sale Hearing shall be conducted only in accordance with the provisions of this Order and the Sale Procedures.

6. With respect to any and all amounts payable to Buyers by the Debtors pursuant to this Order, the Debtors are authorized and directed to pay any such amounts that become due or payable to Buyers without further order of the Court.

7. With respect to any and all amounts payable or becoming payable to Buyers under this Order, Buyers shall have a super-priority administrative expense priority claim for such amounts pursuant to 11 U.S.C. ss. 364(c)(1), which claim shall be senior to any and all claims of any creditors or holders of equity interests in the Debtors other than pre-petition and post-petition amounts owing to the Debtors' debtor-in-possession senior secured lenders.

8. The Debtors shall serve a copy of the Sale Notice, or another notice substantially similar thereto, upon (i) the United States Trustee, (ii) the Official Committee of Unsecured Creditors, (iii) LaSalle, (iv) the parties on the master service list maintained by the Debtors in accordance with the Court's Order Establishing Omnibus Hearing Dates and Certain Notice, Case Management and Administrative Procedures dated April 16, 2002 and entered on the Court's docket on April 17, 2002, (v) the parties to the contracts and leases identified in Schedule 1.1a to the Agreement, (vi) Buyers and their counsel, (vii) the 81 potential acquirers that previously expressed an interest to Sellers in possibly acquiring Sellers' assets and executed a confidentiality agreement,
         (viii) the Internal Revenue Service and departments of revenue in all 50 U.S. states, and (ix) the United States Environmental Protection Agency and the State of Michigan Department of Environmental Quality; such notices shall be deposited in the United States Mail, with first class prepaid postage, prior to 11:59 p.m. Central time on March 4, 2003.

9. The Debtors shall publish a copy of the Sale Notice, or such other advertisement substantially similar to the Sale Notice, on two occasions in the national edition of USA Today, on or before March 7, 2003 and on or before March 14, 2003, on one occasion in the international edition of the Wall Street Journal, on or before March 7, 2003, and on one occasion in the Chicago Tribune, on or before March 7, 2003.

10. The Debtors shall file a copy of the Sale Notice, or such other notice substantially similar to the Sale Notice, with the Edgar filing service maintained by the Securities and Exchange Commission on or before March 10, 2003.

11. Compliance with the foregoing notice provisions shall constitute sufficient notice of the Debtors' contemplated sale of the Assets and contemplated assumption and assignment of the executory contracts and unexpired leases identified in Schedule 1.1a of the Purchase Agreement and of the relief contemplated in the proposed Sale Order, and no additional notice of such contemplated transactions need be given.

12. If the Debtors receive a Qualified Bid or a Qualified Aggregate Bid (as such terms are defined in the Sale Procedures) other than Buyers' bid as set forth in the Purchase Agreement, an auction (the "AUCTION") will be held in accordance with the Sale Procedures on April 3, 2003 at 9:00 a.m. Central time, at the offices of the Debtors' investment banker, Lincoln Partners LLC, 200 West Madison Street, Suite 2100, Chicago, Illinois 60606 or such other location as hereafter designated by the Debtors.

13. The hearing (the "SALE HEARING") on the Debtors' contemporaneously filed Motion of Debtors and Debtors-in-Possession HA-LO Industries, Inc. and Lee Wayne Corporation for the Entry of an Order (the "SALE ORDER") Granting Them the Authority to (A) Sell

         Substantially All of Their Assets, (B) Assume and Assign Certain Executory Contracts and Unexpired Leases, (C) Consummate Certain Other Related Transactions Contemplated Under the Purchase Agreement, and (D) Waive the Ten-Day Stay Otherwise Applicable to Sales of Estate Property and Assignments Of Executory Contracts [IL Dkt. No. 677] (the "SALE MOTION") shall be held on April 3, 2003 at 2:00 p.m. Central time in the Courtroom of the Honorable Carol A. Doyle, and may be adjourned from time to time without further notice other than an announcement in open court at the Sale Hearing.

14. Any objections to the relief requested in the Sale Motion or to the proposed Sale Order shall be in writing, shall state the basis of such objection with specificity, and shall be filed with the Court, and served in accordance with the Sale Notice so as to be received by the following persons, on or before March 27, 2003 at 4:00 p.m. Central time:

              (i) Counsel for the Debtors: Neal L. Wolf & Todd L. Padnos, LeBoeuf, Lamb, Greene & MacRae, L.L.P., One Embarcadero Center, San Francisco, CA 94111-3619 (facsimile: 415-951-1180);

              (ii) Corporate Counsel for the Debtors: Barry Shkolnik, Neal Gerber & Eisenberg, 2 North LaSalle Street, Suite 2300, Chicago, Illinois 60602 (facsimile 312-269-1747);

              (iii) Counsel for the Official Committee of Unsecured Creditors:
         Mark A. Berkoff & Steven J. Christenholz, Piper Rudnick, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601 (facsimile 312-236-7516);

              (iv) Co-Counsel for the Official Committee of Unsecured Creditors:
         Mark Minuti & Donald J. Detweiler, Saul Ewing LLP, 222 Delaware Avenue, Suite 1200, P.O. Box 1266, Wilmington, Delaware 19899 (facsimile 302-421-5872);

              (v) Counsel for LaSalle Bank, N.A.: Richard M. Bendix, Jr. and Gary Segal, Schwartz Cooper Greenberger & Krauss Chtd., 180 North LaSalle Street, Suite 2700, Chicago, Illinois 60601 (facsimile 312-346-9437);

              (vi) Counsel for CenterPoint Properties, Inc.: J. Mark Fisher and Jason Torf, Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606 (facsimile 312-258-5700);

              (vii) Counsel for Buyers: Matthew N. Kleiman, Kirkland & Ellis, 200 East Randolph Drive, Suite 6500, Chicago, Illinois 60601 (facsimile 312-861-2200); and

              (viii) Counsel for the United States Trustee: Kathryn Gleason, Office of the United States Trustee, 227 West Monroe Street, Suite 3350, Chicago, Illinois 60606 (facsimile 312-886-5794).

15.      The Buyers may appear and be heard at the Sale Hearing.

16. This Order shall be effective immediately upon entry, and no automatic stay of execution applies with respect to this Order.

[The balance of this page has been left blank intentionally and the signature page follows immediately hereafter.]

Dated:  FEBRUARY 28, 2003                   ENTERED:


                                            /s/ CAROL A. DOYLE
                                            -----------------------------------
                                            HON. CAROL A. DOYLE
                                            UNITED STATES BANKRUPTCY JUDGE

Order submitted by:

Neal L. Wolf  (IL ARDC No. 6186361)
Todd L. Padnos (IL ARDC No. 6209679)
LEBOEUF, LAMB, GREENE & MACRAE L.L.P.
One Embarcadero Center
San Francisco, CA 94111-3619
Telephone:        415-951-1100
Facsimile:        415-951-1180

COUNSEL FOR DEBTORS AND DEBTORS-IN-POSSESSION


Approved as to Form and Content:


/s/ MATTHEW N. KLEIMAN
-------------------------------------
Matthew N. Kleiman (IL ARDC No. 6211317)
KIRKLAND & ELLIS
200 East Randolph Drive
Chicago, Illinois 60601
Telephone:        (312) 861-2031
Facsimile:        (312) 861-2200
COUNSEL TO BUYERS

                                   EXHIBIT A:
                                   ----------

                               Purchase Agreement

                                   EXHIBIT B:


                                 SALE PROCEDURES

As contemplated by and incorporated in that certain Order (A) Authorizing the Debtors to Enter Into a Purchase Agreement for the Sale of Substantially all Assets of HA-LO Industries, Inc. and Lee Wayne Corporation, and the Stock of the European Subsidiaries, and the Assumption and Assignment of Certain Executory Contracts and Leases; (B) Establishing Notice, Bidding and Sale Procedures; and
(C) Setting Sale Hearing (the "SALE PROCEDURES Order") 1 the following procedures shall govern the sale of the Assets by Sellers and the purchase of the Assets by Buyers or by a Qualified Bidder (as defined below) making a Qualified Overbid (as defined below) pursuant to the terms of a negotiated purchase agreement between Sellers and the Successful Bidder (as defined below).

1.       BUYERS' EARNEST MONEY DEPOSIT.

         Within three (3) business days following the entry of the Sale Procedures Order on the docket of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "COURT"), Buyers shall pay an earnest money deposit in the amount of $1,060,000 (the "BUYERS' EARNEST MONEY Deposit") into a separate, interest bearing, escrow account at Bank One N.A. The Buyers shall bear the costs of opening and maintaining such escrow account. The Buyers' Earnest Money Deposit shall remain in such account pending release pursuant to paragraph 14 of the Sale Procedures, or upon further order of the Court.

2.       SOLICITATION RIGHTS.

         Notwithstanding anything to the contrary contained within the Purchase Agreement or any other agreement of the Debtors, the Debtors may (a) enter into, solicit, initiate or continue any discussions or negotiations with any party to acquire all or substantially all of the Assets outside of the ordinary course of business, and (b) disclose non-public information concerning the Assets to Qualified Bidders upon their compliance with the participation requirements set forth in these Sale Procedures.

3.       DETERMINATION OF QUALIFIED BIDDERS.

         (a) In order to participate in the bidding process and to receive non-public information concerning the Assets, each person or entity other than Buyers (a

---------------
1 Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement and/or the Sale Procedures Order, provided however that the meanings ascribed in the Sale Procedures Order shall be controlling.

         "POTENTIAL BIDDER") must deliver (unless previously delivered) to the Debtors the following materials:

              (i) an executed confidentiality agreement substantially in the form of Exhibit D to the Sale Procedures Order (a "CONFIDENTIALITY AGREEMENT"); and


              (ii) current financial statements (audited if available) of the
                   Potential Bidder, or, if the Potential Bidder is an entity formed for the purpose of acquiring the Assets or the portion thereof that is the subject of the Potential Bidders' contemplated bid, current financial statements (audited if available) of the equity holder(s) of the Potential Bidder who shall guarantee the obligations of the Potential Bidder or such other form of financial disclosure or credit-quality support information or enhancement acceptable to the Debtors, in their sole discretion, demonstrating such Potential Bidder's ability to close the proposed transaction.

         (b) A "QUALIFIED BIDDER" is a Potential Bidder that delivers the documents described in subparagraph (a) above, and that the Debtors, in their sole discretion, determine is capable (based on availability of financing, experience and/or other considerations deemed relevant by the Debtors, in their sole discretion) of submitting a bona fide offer and consummating the transactions contemplated there under if selected as the Successful Bidder (defined below).

         (c) Within two (2) business days after a Potential Bidder delivers all of the materials required by subparagraph (a) above (or within such additional time as the Debtors may reasonably require), the Debtors shall determine and shall notify the Potential Bidder in writing, with a copy to the Committee and the Buyers, whether the Potential Bidder is a Qualified Bidder. At the same time that the Debtors notify the Potential Bidder that it is a Qualified Bidder, the Debtors shall provide the Qualified Bidder with the following:

              (i) access to the same confidential, evaluation materials and information provided by the Debtors to Buyers containing financial information and other data related to the Debtors and/or such other information as the Qualified Bidder may reasonably request, and

              (ii) a copy of the Purchase Agreement.

         (d) Neither the Debtors nor any of their affiliates (or any of their respective representatives) shall be obligated to furnish any information related to the Debtors not theretofore given to Buyers. If any such information is furnished, the Debtors shall forthwith provide Buyers with such information.

         (e) Notwithstanding anything in these Sale Procedures to the contrary, Buyers shall be deemed a Qualified Bidder for all applicable purposes under these Sale Procedures upon depositing the Buyers' Earnest Money Deposit into escrow.

4.       DETERMINATION OF QUALIFIED BIDS.

         (a) Except as provided below in subparagraph (d), to qualify for participation in the Auction, a Qualified Bidder, excluding the Buyers, must, on or before the sixth day prior to the Auction, place a cash deposit of not less than $1,060,000 (a "BIDDER EARNEST MONEY DEPOSIT") into a separate, segregated, interest bearing, account at LaSalle N.A.

         (b) Except as provided below in subparagraph (d), to qualify for consideration at the Auction, any offer, solicitation or proposal (a ("BID") from a Qualified Bidder must satisfy each of the following conditions:

              (i) such Bid identifies the bidder and a representative thereof who is authorized to appear and act on behalf of the bidder for all purposes in connection with such bidder's effort to purchase the Assets;

              (ii) such Bid is for all or substantially all of the Assets, and such Bid is on substantially the same terms and conditions as the Purchase Agreement;

              (iii)such Bid includes a copy of the Purchase Agreement marked to show all changes requested by such bidder (including those related to purchase price), along with any other bid package requirements;

              (iv) such Bid contains no financing or due diligence contingencies of any kind or any other conditions precedent to the bidder's obligation to purchase the Assets other than as may be included in the Purchase Agreement;

              (v) such Bid is for more than an amount equal to the aggregate of the sum of:

                   (A) the Cash Portion (as defined in the Purchase Agreement) in cash;

                   (B)  $250,000 in cash;

                   (C)  the dollar value of the Breakup Fee in cash;

                   (D)  the dollar value of the Expense Reimbursement in cash;

                   (E) cash or a note (or any combination thereof) in an aggregate principal amount of $5,000,000; PROVIDED that the discount factor applied to the Buyers' note shall be 15% when compared against a competing all-cash bid, and PROVIDED that no note shall be considered for purposes of this clause (E) if such note contains terms less favorable to the Debtors than those contained in the form of Term Note attached to the Purchase Agreement as Exhibit B; and

                   (F) cash or a note (or any combination thereof) in an aggregate principal amount of $3,000,000; PROVIDED that no note shall be considered for purposes of this clause
                        (F) if such note contains terms less favorable to the Debtors than those contained in the Contingent Note attached as Exhibit C to the Purchase Agreement;

              (vi) such Bid does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payment;

              (vii)such Bid contains written evidence that the bidder
                   submitting it has the present financial ability or has received debt and/or equity funding commitments sufficient in the aggregate to finance the purchase contemplated thereby;

             (viii)such Bid is received by the Sellers in writing on or prior to March 26, 2003 at 4:00 p.m. Central time, the sixth business day prior to the Auction;

              (ix) such Bid is irrevocable until the date (the "IRREVOCABLE
                   OFFER EXPIRATION DATE") that is the earlier to occur of (a) 48 hours after the closing of the sale of the Assets to the Successful Bidder (as defined below) or (b) the close of business on the twentieth (20th) day following the conclusion of the Sale Hearing (as defined below);

              (x) such Bid provides for the payment of the Breakup Fee and Expense Reimbursement to Buyers on the terms set forth in the Sale Procedures Order and these Sale Procedures.

         (c) A Bid received from a Qualified Bidder that satisfies each of the conditions in clauses (a) and (b) above shall constitute a "QUALIFIED BID."

         (d) A Bid received from a Qualified Bidder which satisfies each of the conditions in subparagraph (b) above, except for subparagraphs
              (b)(ii) and (b)(v), shall constitute a "QUALIFIED PARTIAL BID", PROVIDED that Marc Simon may not make or in any way participate in any bid or partial bid.

         (e) A Qualified Partial Bid will be considered for the Auction, and Bidders submitting Qualified Partial Bids shall be allowed to participate in the Auction ONLY IF (i) the Debtors receive additional non-overlapping Qualified Partial Bids such that some combination of the Qualified Partial Bids received by the Debtors, if accepted and executed without modification, would yield individual asset sales amounting to a sale of all or substantially all of the Assets (a "QUALIFIED AGGREGATE BID"), and (ii) the aggregate deposit made by bidders submitting Qualified Partial Bids which could be combined to form a Qualified Aggregate Bid shall be not less than $1,060,000. The Debtors, in their sole discretion, shall determine which non-overlapping Qualified Partial Bids to include in the Qualified Aggregate Bid and shall assemble and present such Bids in a way that allows for the ready comparison of the Qualified Aggregate Bid against all other Qualified Bids.

         (f) Only Bids received from Qualified Bidders may constitute Qualified Bids or Qualified Partial Bids. Any party may seek review by the Court of Sellers' determination whether a bidder is a Qualified Bidder or has submitted a Qualified Bid or Qualified Partial Bid; PROVIDED, HOWEVER, that any such challenge must be raised and concluded prior to the commencement of the Auction; upon commencement of the Auction, the Sellers' determination shall become irrevocable and unreviewable.

         (g) Notwithstanding anything in these Sale Procedures to the contrary, the Bid of Buyers embodied in the Purchase Agreement, upon deposit of the Buyers Earnest Money Deposit into escrow, shall be deemed a Qualified Bid for all applicable purposes under these Sale Procedures.

5.       NOTICE OF AUCTION.


         If the Debtors receive a Qualified Bid, other than Buyers' Bid as embodied in the Purchase Agreement, or a Qualified Aggregate Bid, an auction (the "AUCTION") will be held on April 3, 2003 at 9:00 a.m. Central time at the offices of the Debtors' investment banker, Lincoln Partners LLC, 200 West Madison Street, Suite 2100, Chicago, Illinois 60606 or such other location as hereafter designated by the Debtors. On or prior to 5:00 p.m. Central time on March 27, 2003, the fifth business day prior to the Auction, the Debtors shall provide to Buyers, the Committee and each Qualified Bidder that has submitted a Qualified Bid or Qualified Partial Bid:

         (a)  written notice of the Auction;

         (b) a copy of the highest and best Qualified Bid or Qualified Aggregate Bid received by the Debtors, as determined by Debtors in their sole discretion after consultation with the Committee (the "INITIAL SUCCESSFUL BID"); and

         (c) copies of all other Qualified Bids, Qualified Partial Bids, and the Qualified Aggregate Bid if the Qualified Aggregate Bid was not selected as the Initial Successful Bid.

         If, subsequent to the receipt of any Qualified Bid, the Debtors receive any amended or supplemented Qualified Bids, Qualified Partial Bids, or related materials, the Debtors shall immediately provide a copy thereof to the Committee, the Buyers and each Qualified Bidder that has submitted a Qualified Bid or Qualified Partial Bid; PROVIDED, HOWEVER, that no bidder shall be permitted to amend or supplement a non-Qualified Bid nor submit an otherwise Qualified Bid after March 26, 2003 at 4:00 p.m. Central time, the sixth business day prior to the Auction.

6.       AUCTION PARTICIPATION AND ATTENDANCE.

         The only parties eligible to participate in the Auction shall be (i) the Buyers, (ii) those Qualified Bidders who have submitted a Qualified Bid to the Debtors, and (iii) those Qualified Bidders who have submitted a Qualified Partial Bid to the Debtors, PROVIDED that there exists a Qualified Aggregate Bid. Representatives of, and advisors to, LaSalle Bank, N.A., the Committee, the United States Trustee and all other parties in interest shall be entitled to attend the Auction.

7.       AUCTION PROCESS.

         (a) The Auction shall be directed and presided over by the Sellers and their professionals. At the commencement of the Auction, the Sellers shall announce the then existing lead Bid. All bids shall be made and received in one room, on an open basis, and all material terms of each bid shall be fully disclosed to all other bidders.

         (b) Except as provided in subparagraph (c) immediately below, at the Auction, Buyers and any Qualified Bidder who submitted a Qualified Bid or Qualified Partial Bid shall be permitted to submit overbid bids (an "OVERBID"). An Overbid will not be considered by the Debtors as qualified for the Auction unless:

              (i) such Overbid is higher than the then existing lead Bid in an increment of not less than $250,000; PROVIDED, however, any Overbid by Buyers shall only be required to be equal to the sum of:

                   (A)  the then existing lead Bid PLUS,

                   (B)  $250,000 LESS,

                   (C)  the dollar value of the Breakup Fee LESS,

                   (D)  the dollar value of the Expense Reimbursement.

              (ii) such Overbid identifies the bidder and a representative thereof who is authorized to appear and act on behalf of the bidder for all purposes in connection with such bidder's effort to purchase the Assets;

              (iii)such Overbid is for all or substantially all of the Assets, and such Overbid is on substantially the same or better terms and conditions as the Purchase Agreement;

              (iv) such Overbid includes a copy of the Purchase Agreement marked to show all changes requested by such Qualified Bidder (including those related to purchase price), along with any other bid package requirements;

              (v) such Overbid contains no financing or due diligence contingencies of any kind or any other conditions precedent to the bidder's obligation to purchase the Assets other than as may be included in the Purchase Agreement;

              (vi) such Overbid does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payment;

             (vii) such Overbid contains written evidence that the bidder submitting it has the present financial ability or has received debt and/or equity funding commitments sufficient in the aggregate to finance the purchase contemplated thereby;

            (viii) such Overbid is irrevocable until the Irrevocable Offer
                   Expiration Date; and

              (ix) such Overbid provides for the payment of the Breakup Fee and
                   Expense Reimbursement to Buyers on the terms set forth in the Sale Procedures Order and these Sale Procedures (Any Overbid which meets the requirements of subsections (i) through (ix) above shall be deemed a "QUALIFIED OVERBID"); but PROVIDED that

               (x) in the case of bids based upon Qualified Partial Bids, such Qualified Partial Bid may be altered or re-submitted in the sole discretion of the Bidder, provided that such bid complies with the provisions of subparagraphs (b) (ii); (iv);
                   (v); (vi); (vii); (viii) and (ix) above. A Qualified Partial Bid will be considered for any given round of the Auction only if such bid can be combined with other Qualified Partial Bids to yield a Qualified Aggregate Bid (individually, a "QUALIFIED PARTIAL OVERBID" and collectively, a "QUALIFIED AGGREGATE OVERBID"), provided that the Qualified Aggregate Overbid must, considered as a whole, meet all the requirements of subsections (i) through (ix) above. The Sellers shall, in their sole discretion, determine which Qualified Partial Overbids to include in the Qualified Aggregate Overbid, and shall, in each round of the Auction, as necessary, assemble and present such Bids in a way that allows for the ready comparison of the Qualified Aggregate Overbid as against all Qualified Overbids received in that round of the Auction.

              PROVIDED, HOWEVER, that any Overbid of Buyers in materially the same form as the Purchase Agreement (except as to the purchase price) shall be deemed to satisfy clauses (ii) through (ix) above, provided that the Debtors, in their commercially reasonable business judgment, are satisfied that the Buyers have the present financial ability or have received debt and/or equity funding commitments sufficient to meet the incremental financial commitment represented by such overbid above their original bid.

         (c) At the Auction, any Qualified Partial Bidder who submitted a Qualified Partial Bid shall be permitted to submit an Overbid for less than all of the Assets provided that such bidder satisfies the provisions of subparagraphs (b) (ii); (iv); (v); (vi); (vii);
              (viii); (ix) and (x) above.

         (d) The Sellers shall not close the Auction unless and until Buyers have been given a reasonable opportunity to submit an Overbid at the Auction to the then existing lead Bid.

8.        SELECTION OF SUCCESSFUL BIDDER AND BACKUP BIDDER.


         (a) At the close of the Auction, the Debtors, in their sole discretion, after consultation with the Committee, shall have the right to select the highest and best Bid or Bids from Buyers, any other Qualified Bidder who submitted a Qualified Overbid, or collection of Qualified Bidders who submitted a Qualified Aggregate Overbid (the "SUCCESSFUL BIDDER"), which will be determined by considering, among other things:

              (i) the number, type and nature of any changes to the Purchase Agreement requested by each bidder or collection of bidders;

              (ii) the extent to which such requested modifications to the
                   Purchase Agreement are likely to delay closing of the sale of the Assets and the cost to the Debtors of such modifications or delay;

             (iii) the total consideration to be received by the Debtors;

              (iv) the likelihood of each bidder's ability to timely close a transaction and make any deferred payments, if applicable;
                   and

              (v) the net benefit to the estate, taking into account Buyers' rights to the Breakup Fee and Expense Reimbursement. 2

         (b) At the close of the Auction, the Debtors will also have the right to select the second highest Bid or Bids (the "BACKUP BID") from Buyers, any other Qualified Bidder who submitted a Qualified Bid, or any collection of Qualified Bidders who submitted a Qualified Aggregate Bid (the "BACKUP BIDDER"), which will be determined by considering, among other things, the same criteria outlined above for the selection of the Successful Bidder. Sellers may thereafter seek Court

----------------
2 For avoidance of doubt, the Debtors hereby agree that the value attributed by the Debtors to any Bid made by the Buyers at the Auction shall at least be equal to the sum of the following: (a) the dollar value of the cash consideration contained in such Bid; (b) the dollar value of any additional consideration contained in such Bid (including the value of any assumed liabilities); (c) the dollar value of the Breakup Fee ($540,000); and (d) the dollar value of the Expense Reimbursement ($520,000).

              approval of the Backup Bid. In the event that the Court approves the Backup Bid and the Successful Bidder fails to timely close on the purchase of the Assets, Sellers shall be permitted (but not required), in their discretion after consultation with the Committee, to sell the Assets to the Backup Bidder in accordance with the terms of the Backup Bid without further Court order. Notwithstanding anything in these Sale Procedures to the contrary, Buyers reserve the right, at the close of the auction, in their sole discretion, to refuse to be the Backup Bidder, in which event the Debtors shall be entitled to treat the third highest Bid or Bids as the Backup Bid.

         (c) The Debtors will use their best efforts to obtain approval of (i) if no other Qualified Bid or Qualified Aggregate Bid was received, the sale of the Assets to Buyers pursuant to the terms and conditions set forth in the Purchase Agreement; or (ii) if a Qualified Bid or Qualified Aggregate Bid was received, the sale of the Assets to the Successful Bidder pursuant to the form of the Purchase Agreement agreed to by the Debtors and the Successful Bidder(s).

9.       ACCEPTANCE OF QUALIFIED BIDS.

         The Debtors presently intend to sell the Assets to the Successful Bidder, pursuant to the form of the Purchase Agreement agreed to by the Debtors and the Successful Bidder. The Debtors' presentation to the Court for approval of a particular Qualified Bid or Qualified Aggregate Bid shall not constitute the Debtors' acceptance of such bid, except with respect to the bid of Buyers as embodied in the Purchase Agreement (subject to higher or otherwise better Qualified Bids and subject to Court approval). The Debtors shall have accepted another Qualified Bid or Qualified Aggregate Bid only when such Bid has been approved by the Court at the Sale Hearing. Except as otherwise provided in the Purchase Agreement agreed to by the Debtors and the Successful Bidder, all of the Debtors' right, title and interest in and to the Assets shall be sold free and clear of all liens, claims, encumbrances, and interests thereon and there against (collectively, the "TRANSFERRED LIENS"), with such Transferred Liens to attach to the proceeds of the Assets with the same validity and priority as the Transferred Liens had on the Assets immediately prior to their sale.

10.      THE SALE HEARING.

         The hearing (the "SALE HEARING") on the Sale Motion shall be held on April 3, 2003 at 2:00 p.m. Central time in the Courtroom of the Honorable Carol A. Doyle, and may be adjourned from time to time without further notice other than an announcement in open court at the Sale Hearing. At the Sale Hearing, if no other Qualified Bid was received, the Debtors will seek entry of an order, INTER ALIA, authorizing and approving the sale of the Assets to Buyers pursuant to the terms and conditions set forth in the Purchase Agreement; or, if a Qualified Bid or Qualified Aggregate Bid was received, to the Successful Bidder pursuant to the form of the Purchase Agreement agreed to by the Debtors and the Successful Bidder(s).

11.      BREAKUP FEE.

         Sellers shall immediately pay (in cash) to Buyers a topping fee (the "BREAKUP FEE") equal to $540,000 upon the first to occur of the following conditions (unless there has been a material breach of the Purchase Agreement by the Buyers): (i) upon closing if the Debtors sign a higher and better agreement with another party and consummate such agreement; (ii) at closing if the Debtors sign a higher and better agreement with another party and ultimately close at a price lower than the price represented by the Buyers' final offer; or (iii) within 150 days after the entry of the Sale Order if the Debtors sign a higher and better offer with another party and ultimately fail to close such transaction.

12.      EXPENSE REIMBURSEMENT.

         If the transactions contemplated by the Purchase Agreement are not consummated other than by reason of a material breach by Buyers, Sellers shall pay (in cash) to Buyers, Buyers' reasonable expenses, not to exceed $520,000 (the "EXPENSE REIMBURSEMENT"), in performing its due diligence, negotiating the Purchase Agreement and related documents, and attempting to have the Bankruptcy Court approve the sale to Buyers, payable upon the earlier to occur (as applicable) of (i) the closing of a transaction proposed by any Acquisition Proposal (as defined in the Purchase Agreement) with a Person(s) (as defined in the Purchase Agreement) other than Buyers, (ii) within 150 days after the Debtors sign an agreement proposed by an Acquisition Proposal (as defined in the Purchase Agreement) with a Person(s) (as defined in the Purchase Agreement) other than the Buyers, or (iii) failure of the Debtors to consummate the transactions contemplated in the Purchase Agreement in favor of a plan-based restructuring, provided that the Buyers are not in default under the Purchase Agreement, that the Buyers are otherwise prepared to consummate such transactions, and provided that the Buyers have not reduced the purchase price contemplated in the Purchase Agreement or otherwise adversely changed the terms of the Purchase Agreement.

13.      TREATMENT OF EARNEST MONEY DEPOSITS.

         All interest accruing on the Buyer Earnest Money Deposit and the Bidder Earnest Money Deposits, if any, (collectively, the "Earnest Money Deposits") shall accrue to the benefit of the party posting such deposit and such party shall be liable for any taxable income related thereto. To the extent that the party posting the Earnest Money Deposit is entitled to a refund of its deposit, such party shall receive a superpriority administrative claim with respect to the funds in the account established for the deposit of the party's Earnest Money Deposit.

14.      DISBURSEMENT/APPLICATION OF EARNEST MONEY DEPOSITS.

         (a) DEPOSITS POSTED BY THE SUCCESSFUL BIDDER. An Earnest Money Deposit posted by the Successful Bidder shall be treated in the following fashion:

              (i) In the event that the Successful Bidder closes on the sale of the Assets on or before the Closing Date (as defined in the Purchase Agreement), its Earnest Money Deposit shall be applied as a credit towards the purchase price.

              (ii) In the event that all conditions to closing have been satisfied and the Successful Bidder does not close on the sale of the Assets on or before the Closing Date (as defined in the Purchase Agreement), it shall forfeit its Earnest Money Deposit to the Debtors.

         (b) DEPOSITS POSTED BY THE BACKUP BIDDER. An Earnest Money Deposit posted by the Backup Bidder shall be treated in the following fashion:

              (i) In the event that the Successful Bidder closes on the sale of the Assets, the Debtors shall refund the Backup Bidder's Earnest Money Deposit on the Irrevocable Offer Expiration Date (provided there has been no material breach by the Buyers).

              (ii) In the event that the Successful Bidder fails to timely close on its proposed purchase of the Assets and the Debtors call upon the Backup Bidder to consummate its proposed purchase of the Assets, and the Backup Bidder closes on the sale of the Assets within five business days after demand by the Debtors, then the Earnest Money Deposit posted by the Backup Bidder shall be applied as a credit towards the purchase price.

             (iii) In the event that the Successful Bidder fails to timely close on its proposed purchase of the Assets and the Debtors call upon the Backup Bidder to consummate its proposed purchase of the Assets (assuming all conditions to closing have been satisfied), if the Backup Bidder fails to close on the sale of the Assets within five business days after demand by the Debtors, then the Earnest Money Deposit posted by the Backup Bidder shall be forfeited to the Debtors.

         (c) DEPOSITS POSTED BY BIDDERS WHOSE OFFERS ARE NOT APPROVED BY THE COURT. An Earnest Money Deposit posted by an entity that has made a Bid that is not approved by the Court at the Sale Hearing as either the Successful Bid or the Backup Bid shall be refunded to the bidder on the Irrevocable Offer Expiration Date.

         (d) DEPOSIT POSTED BY BUYERS. Notwithstanding anything in these Sale Procedures to the contrary, and provided that the Buyers have not materially breached the Purchase Agreement, the Buyer Earnest Money Deposit shall be refunded to Buyers upon the earlier of (i) a termination of the Purchase Agreement pursuant to Section 10.1 thereof, (ii) if the Bankruptcy Court approves an Acquisition Proposal (as defined in the Purchase Agreement) with a Person(s) (as defined in the Purchase Agreement) other than Buyers, on the Irrevocable Offer Expiration

              Date, and (iii) the entry by the Bankruptcy Court of an Order directing the refund of the Buyer Earnest Money Deposit to Buyers.

15.      NOTICES TO BUYERS.

         Any notices to Buyers shall be served on (a) Douglas Berman & Anthony DiSimone, c/o H.I.G. Capital LLC, 1001 Brickell Bay Drive, 27th Floor, Miami, FL 33131, fax (305) 379-2013; and (b) Matthew N. Kleiman, Kirkland & Ellis, 200 E. Randolph Drive, Suite 6500, Chicago, IL 60601, fax (312) 861-2200.

16.      MODIFICATION, AMENDMENT AND WAIVER.

         These Sale Procedures may not be materially modified, amended or waived by the Debtors or any other party absent order of the Court. Sellers reserve their rights to impose, at or prior to the Auction, additional terms and conditions on a sale of the Assets consistent with the sale procedures contained herein.

                       EXHIBIT C TO SALE PROCEDURES ORDER
                                  (SALE NOTICE)

                      IN THE UNITED STATES BANKRUPTCY COURT
             FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION

IN RE:                                       |   CHAPTER 11
                                             |
     HA-LO INDUSTRIES, INC., ET AL.,         |   CASE NO. 02 B 12059
                                             |   (JOINTLY ADMINISTERED)
                                             |
                   DEBTORS AND               |   HON. CAROL A. DOYLE
                                             |
                   DEBTORS-IN-POSSESSION.    |   CONTEMPLATED AUCTION DATE:
                                             |   APRIL 3, 2003 AT 9:30 A.M. CT
---------------------------------------------|

                NOTICE OF SALE OF SUBSTANTIALLY ALL OF THE ASSETS
               OF HA-LO INDUSTRIES, INC. AND LEE WAYNE CORPORATION
               ---------------------------------------------------

Please be advised that HA-LO Industries, Inc. ("HA-LO") and its wholly-owned subsidiary Lee Wayne Corporation ("Lee Wayne" and collectively with HA-LO referred to as "Seller"), Debtors and Debtors-in-Possession herein, have entered into a Purchase Agreement dated as of February 21, 2003 (the "Purchase Agreement"), pursuant to which it has agreed to sell (i) substantially all of the assets of HA-LO, (ii) substantially all of the assets of Lee Wayne, and
(iii) substantially all of the stock of HA-LO's European subsidiaries (collectively, the "Subject Assets") to HA-LO Promotions Acquisition Corp. and HA-LO Holdings BV ("Buyers") for $14 million in cash, a $5 million non-contingent, secured promissory note, a $3 million contingent, unsecured promissory note payable in the event that Buyer exceeds a performance target defined therein, plus the assumption of certain liabilities and additional consideration identified in the Purchase Agreement, subject to overbid and Bankruptcy Court approval.

On February 24, 2003, Seller filed its Motion Of Debtors And Debtors-in-Possession HA-LO Industries, Inc. And Lee Wayne Corporation For The Entry Of An Order Granting Them The Authority To (A) Sell Substantially All Of Their Assets, (B) Assume And Assign Certain Executory Contracts And Unexpired Leases, (C) Consummate Certain Other Related Transactions Contemplated Under The Purchase Agreement, and (D) Waive The Ten-Day Stay Otherwise Applicable To Sales Of Estate Property And Assignments Of Executory Contracts [IL Dkt. No. 677] (the "Sale Motion"). A Copy of the Purchase Agreement is attached to the Sale Motion.

On ________ ___, 2003, the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, (the "Court") entered an Order establishing the notice, bidding and sale procedures governing the contemplated sale of the Subject Assets (the "Sale Procedures Order"). The Court scheduled a hearing on the Sale Motion and the contemplated sale of the Subject Assets for April 3, 2003, commencing at 2:00 p.m. Central time in Courtroom 742 of the Everett McKinley Dirksen Federal Courthouse, 219 South Dearborn Street, Chicago, Illinois. In addition, the Court required that any objections to the relief requested in the Sale Motion and any objections to the proposed Sale Order be filed with the Court and served upon the parties identified in the Sale Procedures Order on or prior to 4:00 p.m. Central time on March 27, 2003.

Any person or entity that is interested in bidding upon all or a portion of the Subject Assets must comply with the Sale Procedures Order. Under the procedures set forth therein, an interested bidder must, among other things, submit to Seller a Qualified Bid to purchase the Subject Assets, or a portion thereof, prior to 4:00 p.m. Central time on March 26, 2003. In order to be considered as a Qualified Bid, the bid must comply with the requirements set forth in the Sale Procedures Order.

In the event that you wish to explore the possibility of submitting a Qualified Bid, please contact Todd L. Padnos, Esq. of LeBoeuf, Lamb, Greene & MacRae, LLP, Seller's bankruptcy counsel. Mr. Padnos will provide you with a copy of the Sale Procedures Order and coordinate a due diligence examination of the Subject Assets upon compliance with the Sale Procedures approved by the Bankruptcy Court.


                                 -----------------------------------------
                                 Neal L. Wolf , Esq.
                                 Todd L. Padnos, Esq.
                                 LEBOEUF, LAMB, GREENE & MACRAE, LLP
                                 One Embarcadero Center
                                 San Francisco, California  94111-3619
                                 Telephone:        (415) 951-1100
                                 Facsimile:        (415) 951-1180
                                 COUNSEL FOR DEBTORS AND DEBTORS-IN-POSSESSION

                                    EXHIBIT D

                            CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this "Agreement") is entered into by HA-LO Industries, Inc. and its affiliates (collectively, "Company") and the undersigned ("Recipient").

                                    RECITALS

A. Recipient desires access to certain non-public, confidential or proprietary information about Company, in connection with a possible transaction.

B. In order to induce Company to provide access to the Information (as hereinafter defined), Recipient hereby agrees to be bound by the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of Recipient being furnished the Information, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Recipient hereby agree as follows:

1. The term "Recipient" as used in this Agreement shall refer to the Recipient and (i) its affiliates, subsidiaries, and divisions; (ii) any corporation or entity which directly or indirectly, through intermediaries or otherwise, controls or owns a controlling interest in Recipient and (iii) the directors, officers, employees or agents of any of these.

2. All information ascertained by or furnished to Recipient or Recipient's representatives, including without limitation Recipient's attorneys, accountants, consultants and financial advisors (collectively, "representatives"), by the Company or any of its respective representatives, and all analyses, compilations, data, studies or other documents prepared by Recipient or Recipient's representatives containing or based in whole or in part on any such furnished information or reflecting Recipient's review of, or interest in, Company is hereinafter referred to as the "Information." Notwithstanding the foregoing or anything to the contrary in this Agreement, Information shall not include information which: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Recipient or Recipient's representatives;
         (ii) is or becomes available to Recipient on a nonconfidential basis from any source excluding the Company or one of its representatives, which source has represented to Recipient (and which Recipient has no reason to disbelieve after due inquiry) is entitled to disclose it, provided that upon Recipient's becoming aware that such source was not entitled to disclose such Information, this Agreement shall thereafter apply to such Information or (iii) was known to Recipient on a nonconfidential basis prior to its disclosure to Recipient by the Company or one of its representatives.

3. As a condition of the Company providing the Information, all Information (whether or not marked confidential) will be kept confidential by Recipient and will not, without the prior written consent of the Company, be disclosed by Recipient or Recipient's representatives, in any manner whatsoever, in whole or in part, and will not be used by Recipient or Recipient's representatives directly or indirectly for any purpose other than evaluating the transaction referred to above. Moreover, Recipient agrees to transmit the Information only to those directors, officers, employees, agents and representatives who need to know the Information for the purpose of evaluating the transaction referred to above and who are informed by Recipient of the confidential nature of the Information and the terms of this Agreement. Recipient will be responsible for any breach of this Agreement by Recipient's representatives.

4. Neither Recipient nor its representatives will, without the prior written consent of the Company, disclose to any other person the fact that the Information has been made available, that discussions or negotiations are taking place concerning a possible transaction involving Company, or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof except as required by law or by the rules of any recognized stock exchange and then, if circumstances permit, only with prior written notice to the Company as soon as possible. If circumstances make it impossible to give such prior written notice, then any disclosure made shall be no more extensive than is necessary to meet the minimum requirement imposed on the party making such disclosure.

5. In the event Recipient is requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigate demand or similar process) to disclose any part of the Information, Recipient shall notify the Company promptly of such request(s), and the documents requested thereby, so that the Company may seek an appropriate protective order and/or waive in writing Recipient's obligation not to disclose the Information. The parties further agree that, if in the absence of a protective order or the receipt of a waiver hereunder, Recipient is nonetheless, in the opinion of its counsel, compelled to disclose all or part of the Information or else stand liable for contempt or suffer other censure or penalty from any tribunal or governmental or similar authority, Recipient may disclose such information without liability hereunder; provided however, that Recipient shall deliver to the Company written notice of the information to be disclosed as far in advance of its disclosure as is practicable, and shall use reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Information required to be disclosed.

6. The Information, and all copies thereof, except for that portion of the Information which consists of analyses, compilations, data, studies or other documents prepared by Recipient or Recipient's representatives will remain the absolute property of the Company and will be returned or destroyed (and such destruction confirmed in writing) without retaining any copies thereof to the Company immediately upon the Company's request. That portion of the Information which consists of analyses, compilations, data, studies or other documents prepared by Recipient will be immediately destroyed at the request of the Company and such destruction will be confirmed to the Company in writing.

7. Recipient acknowledges that neither the Company nor any of its representatives makes any representation or warranty as to the accuracy or completeness of the Information. Recipient agrees that neither the Company nor any representatives of either of them shall have any liability to Recipient or to any of Recipient's representatives as a result of the use of the Information by Recipient and Recipient's representatives, it being understood that only those particular representations and warranties which may be made to the purchaser of Company in a definitive agreement, when, as and if it is executed, and subject to such limitations and restrictions as may be specified in such definitive agreement, shall have any legal effect. Recipient hereby agrees that in no event, whether or not a definitive agreement is entered into between Recipient and the Company, will Recipient have or assert any claims whatsoever against any of the Company's representatives relating to or in any way connected with the subject matter of this Agreement.

8. Recipient shall have no discussion, correspondence, or other contact concerning the Company or any transaction with or concerning the Company except with "Designated Representatives" of Company. Lincoln Partners shall provide Recipient with a list of Designated Representatives, as appropriate.

9. The parties agree that owing to the nature of this Agreement and the Information, money damages would not be a sufficient remedy for any breach of this Agreement by Recipient and that the Company shall be entitled to seek specific performance and injunctive and/or other equitable relief as a remedy for any such breach. Recipient hereby agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach by Recipient of this Agreement, but shall be in addition to all other remedies available at law or equity to the Company.

10. Recipient agrees that for a period of two years from the date of execution of this Agreement, that Recipient will not, directly or indirectly, solicit for employment any employee of the Company with whom Recipient has had or will have direct contact or who become known to Recipient in connection with Recipient's consideration of the transaction; provided, however, that general solicitations for employment in a newspaper or similar media conducted by or on behalf of Recipient, shall not constitute a violation of the foregoing restriction.

11. It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

12. Unless otherwise provided specifically for herein, the restrictions imposed hereby shall continue for a period of three years from the date of this Agreement.

13. Nothing herein shall be construed to require either party to conduct any negotiations with the other with respect to a transaction involving Company.

14. No provision of this Agreement may be waived or amended unless such waiver or amendment is in writing. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

15. This Agreement may be executed in one or more counterparts, and by facsimile signatures, each of which shall be an original document, and all of which together shall constitute one and the same instrument.

16. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed within such state.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date written below.


                                 COMPANY:

                                 Lincoln Partners LLC, on behalf of the Company


                                 By:
                                     ------------------------------------------
                                 Its:
                                     ------------------------------------------



                                 RECIPIENT:



                                 ----------------------------------------------

                                 By:
                                     ------------------------------------------
                                 Its:
                                     ------------------------------------------


                                 Date:-----------------------------------------